EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Central Illinois Public Service Company of our report dated February 26, 2010 relating to the financial statements and financial statement schedule of Illinois Power Company, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
St. Louis, Missouri
July 6, 2010